EXHIBIT 11

                        Washington Trust Bancorp, Inc.
                      Computation of Per Share Earnings
               For the Periods Ended September 30, 2002 and 2001




Three months ended September 30,                                2002                              2001
-------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                Basic           Diluted          Basic           Diluted
                                                 ---------------- ----------------- ---------------- --------------
Net income                                               $4,511           $4,511          $4,842           $4,842
Share amounts:
   Average outstanding                                 13,032.9         13,032.9        12,056.9         12,056.9
   Common stock equivalents                                   -            221.3               -            213.2
------------------------------------------------ ----------------- ---------------- ----------------- -------------
   Weighted average outstanding                        13,032.9         13,254.3        12,056.9         12,270.1
------------------------------------------------ ----------------- ---------------- ----------------- -------------
Earnings per share                                         $.35             $.34            $.40             $.40
------------------------------------------------ ----------------- ---------------- ----------------- -------------






Nine months ended September 30,                                 2002                              2001
-------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                Basic           Diluted          Basic           Diluted
                                                 ---------------- ----------------- --------------- ---------------
Net income                                              $12,279          $12,279          $8,796           $8,796
Share amounts:
   Average outstanding                                 12,635.9         12,635.9        12,033.6         12,033.6
   Common stock equivalents                                   -            197.8               -            164.5
------------------------------------------------ ----------------- ---------------- ---------------- --------------
   Weighted average outstanding                        12,635.9         12,833.7        12,033.6         12,198.1
------------------------------------------------ ----------------- ---------------- ---------------- --------------
Earnings per share                                         $.97             $.96            $.73             $.72
------------------------------------------------ ----------------- ---------------- ---------------- --------------
